                                                                   EXHIBIT 10.42
                        AGREEMENT OF ASSIGNMENT OF LEASE

                                  DEFINED TERMS

EFFECTIVE DATE:                 September 3, 1999

ASSIGNEE:                       NETWORK APPLIANCE, INC.,
                                a California corporation

ASSIGNEE'S ADDRESS:             495 Java Drive
                                Sunnyvale, California 94089
                                Attention: Mr. Thom Bryant
                                Telephone: (408) 822-6175
                                Facsimile: (408) 822-4411

ASSIGNOR:                       LOCKHEED MARTIN CORPORATION,
                                a Maryland corporation

ASSIGNOR'S ADDRESS:             c/o LMC Properties, Inc.
                                100 S. Charles Street, Suite 1400
                                Baltimore, Maryland 21201
                                Attn: Ms. Terri E. Beattie
                                Telephone: (410) 468-1009
                                Facsimile: (410) 468-1078

LEASEHOLD INTEREST AND OTHER
PROPERTY:                       See Section 1.1.

ASSIGNMENT FEE:                 Ten Million Dollars ($10,000,000)

DEPOSIT:                        Two Million Dollars ($2,000,000)

DUE DILIGENCE PERIOD:           See Section 4.1.1.

TITLE COMPANY and ESCROW        First American Title Guaranty Company
HOLDER:                         1737 North First Street
                                San Jose, California 95112

CLOSING DATE:                   See Section 5.

CLOSING COST ALLOCATIONS:

- ASSIGNEE:             ESCROW FEES                                        50%
                        RECORDING FEES                                     100%


                                       i.

- ASSIGNOR:             ESCROW FEES                                        50%
                        RECORDING FEES                                     0%

BROKER:                 None


                                       ii.

                                TABLE OF CONTENTS


1.      Assignment of Leasehold Interest and Other Property..................................1
        1.1    Lease.........................................................................1
        1.2    Intangible Property...........................................................1

2.      Assignment Fee.......................................................................1
        2.1    Assignment Fee Deposit........................................................1
        2.2    Cash at Closing...............................................................2

3.      Assignor's Due Diligence Deliveries..................................................2

4.      Conditions Precedent.................................................................2
        4.1    Assignee's Conditions.........................................................2
        4.2    Assignor's Conditions.........................................................3
        4.3    Failure or Waiver of Conditions Precedent.....................................4

5.      Close of Escrow......................................................................4
        5.1    Assignor's Deliveries into Escrow.............................................4
        5.2    Assignee's Deliveries into Escrow.............................................5
        5.3    Assignor's Deliveries Outside of Escrow.......................................5
        5.4    Escrow Holder's Duties........................................................6
        5.5    Holdover......................................................................6

6.      Covenants, Representations and Warranties............................................6
        6.1    Assignor's Covenants..........................................................6
        6.2    Assignor's Representations and Warranties.....................................7

7.      Closing Adjustments and Prorations...................................................8
        7.1    Closing Costs.................................................................8
        7.2    Utilities.....................................................................9
        7.3    Calculations for Closing......................................................9

8.      LIQUIDATED DAMAGES...................................................................9

9.      Default by Assignor.................................................................10

10.     Miscellaneous.......................................................................10
        10.1   Brokerage Commissions........................................................10
        10.2   No Liability.................................................................10
        10.3   Time of the Essence..........................................................10
        10.4   Notices......................................................................10
        10.5   Marketing....................................................................11
        10.6   Attorneys' Fees..............................................................11


                                      iii.

        10.7   Successors and Assigns.......................................................11
        10.8   Confidentiality..............................................................11
        10.9   Captions.....................................................................11
        10.10  Exhibits.....................................................................11
        10.11  Binding Effect...............................................................11
        10.12  Construction.................................................................12
        10.13  Counterparts.................................................................12
        10.14  Further Assurances...........................................................12
        10.15  Governing Law................................................................12
        10.16  Entire Agreement.............................................................12
        10.17  Waiver of Jury Trial.........................................................12

Exhibits:      A - Consent and Estoppel Certificate
               B - Assignment of Lease
               C - Bill of Sale
               D - Assignment of Intangible Property
               E - Closing Certificate
               F - Access Agreement



                                       iv.

                        AGREEMENT OF ASSIGNMENT OF LEASE

               THIS AGREEMENT OF ASSIGNMENT OF LEASE, dated as of September 3, 1999 (the "Effective Date"), is entered between Lockheed Martin Corporation, a Maryland corporation, successor-in-interest to Ford Aerospace & Communications Corporation ("Assignor") and Network Appliance, Inc., a California corporation ("Assignee"), who, for valuable consideration received, agree as follows:

               1. ASSIGNMENT OF LEASEHOLD INTEREST AND OTHER PROPERTY. Assignor agrees to sell to Assignee, and Assignee agrees to purchase from Assignor, on the terms hereafter stated all of Assignor's right, title and interest in the following described property (collectively, the "Property"):

                    1.1 Lease. All of Assignor's right, title and interest, as tenant (the "Leasehold Interest"), in that certain Lease (the "Lease") dated May 5, 1978, as amended by Lease Amendment One dated May 5, 1978, Lease Amendment Two dated June 6, 1988, Lease Amendment Three dated September 24, 1993 and all other amendments thereto, and entered into between TriNet Essential Facilities XII, Inc., a Maryland corporation ("Landlord"), as successor-in-interest to The Prudential Insurance Company of America, and Assignor, as successor-in-interest to Ford Aerospace & Communications Corporation, pursuant to which Landlord leases to Assignor all of that certain real property (the "Real Property") located at 1260 Crossman Avenue in Sunnyvale, California and more particularly described in the Lease; and

                    1.2 Intangible Property. Any and all intangible personal property owned by Assignor and arising out of or in connection with the ownership of the Leasehold Interest or operation of the Property, including the right to use the permits and certificates of occupancy issued by Federal, state or local municipal authorities relating to the use, maintenance, occupancy or operation of the Property, all plans, specifications and drawings relating to the construction of the improvements, all warranties, guaranties or sureties with respect thereto, any unpaid award for damage to the Property and any proceeds of insurance or claim or cause of action for damage, loss or injury of or to the Property and all service, equipment, maintenance, construction and employment agreements (collectively the "Service Contracts") with respect to the Real Property and entered into by Assignor (collectively, the "Intangible Property").

               2. ASSIGNMENT FEE. Subject to the closing adjustments and prorations hereafter described, Assignee shall pay to Assignor the amount of Ten Million Dollars ($10,000,000) (the "Assignment Fee") for the Property, in the following manner:

                    2.1 Assignment Fee Deposit. Within two (2) business days after Assignee's and Assignor's execution of this Agreement, Assignee shall deposit with First American Title Guaranty Company ("Escrow Holder") cash in an amount equal to Two Million Dollars ($2,000,000) (the "Deposit"). Escrow Holder shall place such funds in an interest-bearing account. (The Deposit and all interest earned thereon shall hereinafter collectively be referred to as the "Assignment Fee Deposit.") Upon expiration of the Due Diligence Period (defined below), the Assignment Fee Deposit shall become nonrefundable but


                                       1.

shall remain with Escrow Holder until the earlier of: (i) Close of Escrow; (ii) the release to Assignor of such Assignment Fee Deposit in accordance with the terms hereof because of a Assignee default; or (iii) immediately upon Assignee's delivery of notice to Assignor that Assignee will not consummate the transaction contemplated hereunder. Following expiration of the Due Diligence Period, the Assignment Fee Deposit shall be returned to Assignee if and only if the transaction contemplated hereunder fails to close because of a default by Assignor or a default by Landlord under the Real Property Purchase Agreement. Upon the Close of Escrow (as hereinafter defined), the Assignment Fee Deposit shall be applied against the Assignment Fee.

                    2.2 Cash at Closing. On or before the Close of Escrow, Assignee shall deposit with Escrow Holder by federal wire transfer or cashier's check cash in an amount equal to the Assignment Fee, minus the Assignment Fee Deposit (the "Cash Payment"), plus or minus the closing adjustments and prorations.

               3. ASSIGNOR'S DUE DILIGENCE DELIVERIES. Assignor shall deliver to Assignee no later than five (5) days after the Effective Date the following documents (the "Due Diligence Materials"), ownership of which shall be deemed transferred from Assignor to Assignee upon the Close of Escrow: (i) all leases, subleases, service agreements, maintenance agreements and other contracts relating to the ownership, operation, use and maintenance of the Property, including the Lease, (ii) any and all environmental reports or studies with respect to the Improvements or the Real Property and any and all reports or studies regarding the physical condition of the Improvements in the possession of Assignor, and (iii) any and all surveys of the Real Property which were prepared by or are in the possession or control of Assignor.

               4. CONDITIONS PRECEDENT.

                    4.1 Assignee's Conditions. Assignee's obligation to accept an assignment of the Leasehold Interest in the Property shall be subject to and contingent upon the satisfaction or written waiver of the following conditions precedent:

                         4.1.1 Due Diligence Period. Assignee's inspection and
approval during the Due Diligence Period of all Due Diligence Materials, all records and files of Assignor relating to the Property, and all physical, environmental, legal and any other matters relating to the Property (including zoning, land use and similar public agency or governmental conditions or approvals with respect to the ownership, operation and use of the Property) as Assignee may, in Assignee's sole discretion, elect to investigate. As used in this Agreement, the term "Due Diligence Period" shall mean the period commencing on the Effective Date and ending at 5:00 P.M. Pacific Standard Time on the thirtieth (30th) day after the Effective Date of this Agreement.



                                       2.

                              4.1.1.1 Physical Inspection. During the Due
Diligence Period, Assignee shall be permitted to make complete physical, environmental, legal and other inspections of the Property and to make and remove copies of any and all records and files regarding the Property; provided, however, that in no event shall Assignor be required to provide Assignee with access to or copies of proprietary or government-classified documents. Assignor shall allow Assignee access to the Property in accordance with the terms and provisions of the Access Agreement attached hereto as Exhibit F.

                         4.1.2 Consent; Estoppel. Assignee's receipt and
approval, on or before the Close of Escrow, of a Consent and Estoppel Certificate executed by Landlord in the form attached hereto as Exhibit A (the "Consent and Estoppel Certificate");

                         4.1.3 Covenants; Representations. Assignor's
performance of each and every covenant required to be performed by Assignor hereunder, and the truth and correctness of each of Assignor's representations and warranties as set forth in Section 6.2.

                         4.1.4 Change in Representations or Warranties. Assignee
shall have approved any material (in Assignee's judgment) change to Assignor's representations and warranties reflected in the Closing Certificate (as defined in Section 5.1.7). Assignee shall have two (2) business days following receipt of said certificate to approve or disapprove any such changes (and if necessary, the Close of Escrow shall be extended by the number of days necessary to give Assignee this full two (2) business day period).

                         4.1.5 Change in Condition. There shall have been no
material adverse changes in the physical condition of the Property.

                         4.1.6 Real Property Purchase Agreement. Assignee and
Landlord have negotiated and executed a purchase and sale agreement (the "Real Property Purchase Agreement") pursuant to which Landlord has agreed to sell Landlord's fee interest in the Real Property to Assignee. All conditions and contingencies under the Real Property Purchase Agreement between Landlord and Assignee shall have been satisfied in accordance with the terms thereof. At the Close of Escrow, Landlord shall simultaneously transfer title to the Real Property to Assignee pursuant to the terms of the Real Property Purchase Agreement.

                    4.2 Assignor's Conditions. Assignor's obligation to assign the Leasehold Interest in the Property shall be subject to and contingent upon satisfaction or written waiver of the following conditions precedent:

                         4.2.1 Other Property. Upon mutual execution of this
Agreement and of the Real Property Purchase Agreement, Assignee shall terminate any and all other negotiations and contracts for the purchase of real property being considered by Assignee as an alternative to the Real Property. During the Due Diligence Period, Assignee shall not enter into any new contract for the purchase of real property as an alternative to the Real Property.

                         4.2.2 Real Property Purchase. Assignee shall have
obtained the fee interest to the Real Property; provided, however, that Assignee's failure to consummate the



                                       3.

transaction pursuant to which Assignee acquires title to the Real Property shall not result in the return of the Assignment Fee Deposit to Assignee.

                         4.2.3 Assignee's Fulfillment of Conditions. Assignor's
obligation to sell the Property shall be subject to and contingent upon Assignee's performance of each and every covenant required to be performed by Assignee hereunder and the truth and correctness of each of Assignee's representations and warranties, as set forth in Section 6.3.

                    4.3 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth above in Sections 4.1 and 4.2 are not fulfilled, waived or deemed waived (for any reason other than a default by either Assignee or Assignor hereunder), this Agreement shall terminate and all rights and obligations hereunder of each party shall be at an end. Assignee or Assignor may elect, at any time or times on or before the date specified for the satisfaction of the condition, to waive in writing the benefit of any of their respective conditions set forth in Section 4.1 or Section 4.2 above, as applicable. Assignee's failure to notify Assignor in writing of the satisfaction of the condition set forth in Section 4.1.1 on or before the date specified for satisfaction shall be deemed to constitute a failure of such condition. In any event, Assignee's and Assignor's consent to the Close of Escrow shall waive any remaining unfulfilled conditions (but such waiver shall not be deemed to waive any subsequently discovered breach of any representation, warranty or covenant made by either party to this Agreement.)

               5. CLOSE OF ESCROW. Concurrently herewith, Assignor and Assignee shall open an escrow (the "Escrow") with Escrow Holder for the assignment contemplated by this Agreement. Assignee and Assignor agree that such Escrow shall be closed and the assignment shall be consummated (the "Close of Escrow") on March 1, 2000 (the "Closing Date"), in the following manner:

                    5.1 Assignor's Deliveries into Escrow. Prior to the Close of Escrow, Assignor shall deliver into Escrow the following (all documents shall be duly executed by Assignor and shall be acknowledged where required):

                         5.1.1 Assignment of Lease. An Assignment and Assumption
of Lease ("Assignment of Lease") in the form of Exhibit B attached hereto;

                         5.1.2 Bill of Sale. A bill of sale (the "Bill of Sale")
with respect to the Personal Property in the form of Exhibit C, attached hereto;

                         5.1.3 Assignment of Intangible Property. A duplicate
original of an assignment of Assignor's interest in the Intangible Property (the "Assignment of Intangible Property") in the form of Exhibit D, attached hereto;

                         5.1.4 Lease. Assignor shall use commercially reasonable
efforts to locate and to provide to Assignee a true, correct and complete original copy of the Lease; provided, however, that if no such original can be located, Assignor shall provide a fully-executed, correct and complete copy of the Lease to Assignee;



                                       4.

                         5.1.5 Consent and Estoppel. A fully-executed Consent
and Estoppel Certificate;

                         5.1.6 Closing Certificate. A certificate (the "Closing
Certificate") in the form attached hereto as Exhibit E, which certificate shall incorporate each representation and warranty of Assignor set forth in Section 6.2, and which certifies that each such representation and warranty is true as of the Close of Escrow, or sets forth the reason that any such representation or warranty is not true;

                         5.1.7 Escrow Instructions. Assignor's written escrow
instructions to close Escrow in accordance with the terms of this Agreement; and

                         5.1.8 Formation Documents. Resolutions, authorizations,
bylaws or other corporate and/or partnership documents or agreements relating to Assignor and its shareholders as shall be required by Escrow Holder to close the transaction contemplated hereunder.

                    5.2 Assignee's Deliveries into Escrow. Prior to the Close of Escrow, Assignee shall deliver into Escrow the following:

                         5.2.1 Cash Payment. The Cash Payment plus or minus
closing adjustments and prorations;

                         5.2.2 Documents. Duplicate originals, duly executed by
Assignee, of the Assignment of Lease and Assignment of Intangible Property; and

                         5.2.3 Escrow Instructions. Assignee's written
instructions to close Escrow in accordance with the terms of this Agreement.

                    5.3 Assignor's Deliveries Outside of Escrow. Upon or before the Close of Escrow, Assignor shall deliver or shall have previously delivered to Assignee the following items:

                         5.3.1 Service Contracts. Ink-signed originals of those
Service Contracts that have not been terminated by Assignee on or before the Close of Escrow, or, if Assignor does not possess the same, then the best copies of such contracts available to Assignor, together with an affidavit of Assignor that such copies constitute true, correct and complete copies of such contracts;

                         5.3.2 Licenses, Permits and Approvals. Originals of all
governmental licenses, permits and approvals relating to the occupancy or use of the Real Property in Assignor's possession; and

                         5.3.3 Due Diligence Materials. The originals of all
other Due Diligence Materials.



                                       5.

                    5.4 Escrow Holder's Duties. On the Close of Escrow, Escrow Holder shall:

                         5.4.1 Clear Title. Record all documents as may be
necessary to clear title in accordance with the requirements of this Agreement;

                         5.4.2 Closing Costs; Prorations. Pay all closing costs
and making all prorations in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Assignee and Assignor and delivered to Escrow Holder prior to the Close of Escrow;

                         5.4.3 Deliveries to Assignee. Deliver to Assignee the
Escrow Holder's certified closing statement and an original of each of the Lease, Bill of Sale, Assignment of Intangible Property, Assignment of Lease, Non-Foreign Certificate and Closing Certificate; and

                         5.4.4 Deliveries to Assignor. Deliver to Assignor the
Assignment Fee and Cash Payment, plus or minus closing adjustments and prorations, Escrow Holder's certified closing statement and an original of each of the Assignment of Intangible Property and Assignment of Lease.

                    5.5 Holdover. Pursuant to the terms and conditions of a separate agreement entered into by Assignor and Assignee, which shall be negotiated and executed during the Due Diligence Period, Assignee shall allow Assignor to continue to occupy approximately 45,000 square feet of the building located on the Real Property for a period not to exceed ninety (90) days after the Close of Escrow. In the event of such holdover by Assignor, Assignor shall pay to Assignee rent in an amount equal to Assignor's then existing rental rate and any additional rent owing under the Lease.

               6. COVENANTS, REPRESENTATIONS AND WARRANTIES.

                    6.1 Assignor's Covenants. Assignor hereby covenants and agrees that during the period from the date of this Agreement through the Close of Escrow (the "Contract Period"):

                         6.1.1 Alterations; Damage. Assignor shall not make any
alterations to the Property (except as required by law or governmental order, or in the event of an emergency); and Assignor shall notify Assignee promptly upon becoming aware of any damage, destruction, repair or replacement of any part of the Property.

                         6.1.2 Liens; Encumbrances. Assignor shall not cause or
allow to be recorded any encumbrance, lien, deed of trust, easement or similar agreement against the Leasehold Interest without the express prior written consent of Assignee, nor shall Assignor cause to be recorded any encumbrance, lien, deed of trust, easement or similar agreement against title to the Property without the express prior written consent of Assignee.



                                       6.

                         6.1.3 Insurance. Assignor shall maintain Assignor's
insurance and operate and maintain the Property in a manner consistent with Assignor's past practice.

                         6.1.4 Permits, Etc. Assignor shall not modify or
terminate any of the permits or other governmental approvals or any warranties pertaining to the Property.

                         6.1.5 Subleases. Assignor shall not, without notice and
Assignee's written consent, which consent shall not be unreasonably withheld, enter into any new sublease or agreement pertaining to the Property.

                         6.1.6 Notice to Assignee. Assignor shall promptly
notify Assignee in writing of any event or circumstance of which Assignor becomes aware that materially and adversely affects Assignor's ability to timely perform its obligations under this Agreement.

                    6.2 Assignor's Representations and Warranties. Assignor hereby represents and warrants to Assignee as follows:

                         6.2.1 Authority. Assignor has full power and authority
to enter into this Agreement and any other documents contemplated by this Agreement and to assume and perform all of Assignor's obligations hereunder; the persons executing this Agreement and any other documents contemplated by this Agreement on behalf of Assignor have been authorized and empowered to bind Assignor thereto; and this Agreement is, and each instrument and document to be executed by Assignor hereunder shall be, a valid, legally binding obligation of Assignor enforceable against Assignor in accordance with its terms.

                         6.2.2 No Conflict. Neither the execution and delivery
of this Agreement and the instruments and documents referenced herein nor the consummation of the transaction contemplated herein conflict with or result in the breach of any terms, conditions or provisions of any contract or other agreement or instrument to which Assignor is a party; and except as required by the Lease, no consent of any lender, partner, shareholder, beneficiary, creditor or investor of Assignor is required which has not already been obtained in order to enter into this Agreement and consummate the transaction contemplated herein; and all loans, extensions of credit or other accommodations secured by the Leasehold Interest shall be paid upon the Close of Escrow from Assignor's proceeds and the Property shall be released from any liens securing the same.

                         6.2.3 Leases. Assignor has not entered into, and there
does not exist, any lease, sublease or other occupancy agreement relating to the Property other than the Lease.

                         6.2.4 Marketable Title. Assignor holds a valid
leasehold interest in the Property, which leasehold interest is insurable and free and clear of all liens and encumbrances.

                         6.2.5 Lease. The copy of the Lease attached hereto as
Schedule 1 is a complete, true and correct copy of the Lease and, except as identified to Assignee



                                       7.

in writing and attached hereto together with the Lease, there are no modifications, amendments, supplements or understandings, oral or written, amending, supplementing or changing the terms of the Lease. The Lease is in full force and effect, having been duly executed and delivered by Tenant, and is a valid and binding obligation of Landlord and Assignor. Current base monthly rent under the Lease is $94,654.05, which Assignor will continue to timely pay through and including the Close of Escrow. Tenant has not paid rent for more than one (1) month after the month during which this Agreement is executed. Landlord has no claims or causes of action against Assignor. There is no default under the Lease on the part of Assignor or Landlord. Assignor and Landlord have each performed the obligations required to be performed by them under the Lease through the date hereof. There are no existing conditions which upon giving notice or lapse of time or both would constitute a default under the Lease.

                         6.2.6 Assignor's Knowledge. To the best of Assignor's
knowledge, after due inquiry and investigation:

                              6.2.6.1 Eminent Domain. There are no eminent
domain proceedings for the condemnation of the Real Property pending or contemplated.

                              6.2.6.2 Litigation. There is no pending or
threatened litigation, proceedings or governmental action which would adversely affect the Real Property.

                              6.2.6.3 Defaults. There are no defaults or
breaches under the terms and provisions of the Service Contracts.

                              6.2.6.4 Bankruptcy. Assignor has not (i) made a
general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of involuntary petition by Assignor's creditors, (iii) suffered the appointment of a receiver to take place of all, or substantially all, of Assignor's assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of Assignor's assets, (v) admitted in writing its inability to pay its debts as they become due or (vi) made an offer of settlement, extension or composition to its creditors in general.

                              6.2.6.5 Taxes; Assessments. Assignor has received
no written notice that the Property is subject to any special taxes, assessments, benefit charges, nor has Assignor received written notice of the intention of any governmental authority to impose any such special tax, assessments or benefit charges.

               7. CLOSING ADJUSTMENTS AND PRORATIONS. The adjustments and prorations set forth below shall be made at the Close of Escrow. For the purposes of this Section 7, the term "Proration Date" shall be defined as 11:59 P.M. on the day preceding the Close of Escrow.

                    7.1 Closing Costs. Assignor and Assignee shall pay the following closing costs incurred in connection with the transaction contemplated by this Agreement:

                         7.1.1 Assignor's Closing Costs. Assignor shall pay all
sales taxes and city and county documentary and other transfer taxes with respect to the conveyance of the Leasehold Interest by Assignor to Assignee. In addition, Assignor shall pay fifty percent



                                       8.

(50%) of all escrow fees incurred in connection with the conveyance of the Property by Assignor to Assignee.

                         7.1.2 Assignee's Closing Costs. Assignee shall pay
fifty percent (50%) of all escrow fees and one hundred percent (100%) of all recording fees incurred in connection with the assignment of the Property by Assignor to Assignee.

                    7.2 Utilities. Assignee shall arrange with all utility services and companies serving the Property to have accounts started in the name of Assignee or its property manager beginning as of the Proration Date. Assignee and Assignor shall cooperate to have the utility services and companies make utility readings as of the Proration Date. If readings cannot be made, utility charges shall be prorated as of the Proration Date based on estimates from the latest bills available; provided, in any event, Assignor shall pay, through and including the Proration Date, all utility charges attributable to the Property which are not payable directly by tenants or other occupants of the Property.

                    7.3 Calculations for Closing. Assignor and Assignee shall provide Escrow Holder with a preliminary calculation of prorations no later than three (3) days prior to the Proration Date and a final calculation no later than one (1) day prior to the Proration Date. The final calculation shall be executed by each party and may be relied upon by Escrow Holder in completing the closing adjustments and prorations. In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the Proration Date, any prorations relating thereto shall be further adjusted and completed outside of Escrow within sixty (60) days after the Proration Date or as and when complete information becomes available to Assignee and Assignor. Any adjustments to initial estimated prorations which are required upon review of such complete information shall be made by Assignee and Assignor, with due diligence and cooperation, by prompt cash payment to the party entitled to a credit as a result of such adjustments. Any errors or adjustments in calculations of the foregoing adjustments shall be corrected or adjusted as soon as practicable after the Close of Escrow; provided, however, the provisions hereof shall survive the Close of Escrow for not more than eighteen (18) months after the Close of Escrow.

               8. LIQUIDATED DAMAGES. IN THE EVENT OF THE FAILURE TO CLOSE ESCROW DUE TO DEFAULT BY ASSIGNEE IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, ASSIGNOR SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND NEITHER PARTY SHALL HAVE FURTHER OBLIGATIONS TO THE OTHER HEREUNDER EXCEPT ASSIGNOR'S RIGHT TO OBTAIN IMMEDIATE DISBURSEMENT OF AND TO RETAIN THE EARNEST MONEY DEPOSIT. SUCH RETENTION OF THE EARNEST MONEY DEPOSIT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO ASSIGNOR. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY ASSIGNEE, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES AT LAW OR EQUITY, INCLUDING ANY RIGHT TO BRING AN ACTION FOR SPECIFIC PERFORMANCE, BEING HEREIN EXPRESSLY WAIVED BY ASSIGNOR. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD RESULT TO ASSIGNOR AS A



                                       9.

RESULT OF SUCH FAILURE WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, ASSIGNEE DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO ASSIGNOR IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT (i) ASSIGNOR SHALL ONLY BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT UPON A DEFAULT BY ASSIGNEE UNDER THE TERMS OF THIS AGREEMENT AND (ii) ASSIGNOR HAS WAIVED ANY RIGHT TO BRING AN ACTION FOR SPECIFIC PERFORMANCE.

               ASSIGNEE ( )  AND ASSIGNOR ( ) AGREE.

               9. DEFAULT BY ASSIGNOR. In the event of a default by Assignor under this Agreement, Assignee shall have the right to pursue any remedy available to Assignee at law or equity, including, without limitation, specific performance of this Agreement.

               10. MISCELLANEOUS.

                    10.1 Brokerage Commissions. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a real estate commission, finder's fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement other than Cornish & Carey Commercial. Each party hereby agrees to indemnify and defend the other (by counsel acceptable to the party seeking indemnification) against and hold the other harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, resulting from any claims for Real Estate Compensation by any person or entity based upon such acts. Assignee shall pay all commissions and fees payable to Cornish & Carey Commercial.

                    10.2 No Liability. Assignor agrees that, except for any Leases approved by Assignee and Service Contracts assigned to and accepted by Assignee upon the Close of Escrow, Assignee shall have no liability as a successor in interest for any contracts or agreements entered into by Assignor in connection with its interest in or operation of the Property or the use, occupancy or construction of the improvements located thereon; and Assignor shall fully perform all of its commitments and obligations under any such contracts and agreements and shall indemnify and defend Assignee against (by counsel acceptable to Assignee) and hold Assignee harmless from any and all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable counsel fees, brokerage commissions and lease assumptions under any Leases.

                    10.3 Time of the Essence. Time is of the essence of every provision of this Agreement.

                    10.4 Notices. Whenever Escrow Holder or any party hereto shall desire to give or serve upon the other any notice, demand, request or other communication, each such notice, demand, request or other communication shall be in writing and shall be given or served



                                      10.

upon the other party by facsimile (with copy to be sent by United States Mail or any method of delivery provided in this Section 10.4), by personal service or by certified, registered or Express United States Mail, Federal Express or other nationally recognized commercial courier, postage prepaid, addressed as set forth above.

                    10.5 Marketing. Assignor shall not market or show the Property to any other prospective assignees after the date of this Agreement and until after this Agreement terminates.

                    10.6 Attorneys' Fees. If Assignee or Assignor is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder or to enforce the judgment of any judicial or quasi-judicial body with respect to the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred, including but not limited to attorneys' fees after the award, and prior to the payment, of any judgment or other settlement.

                    10.7 Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Assignor and Assignee; and Assignee shall have the right to assign its rights hereunder to any party and such assignment shall be effective as a release of Assignee from the obligations hereunder, provided that the assignee of Assignee accepts such assignment. Assignor shall not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the consent of Assignee.

                    10.8 Confidentiality. Except for such disclosure as may be required by law or agreed to by the parties hereto in writing, Assignor and Assignee agree to keep in confidence this Agreement and each and every term and provision hereof, including, without limitation, the Assignment Fee; provided, however, that Assignor and Assignee may disclose this Agreement to certain employees as necessary to fulfill the terms hereof, accountants, attorneys, and lenders on the condition that such person shall be advised as to the confidentiality requirements of this paragraph 10.8. Except as required by law, no publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance written approval of the form and substance thereof by Assignor and Assignee.

                    10.9 Captions. Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

                    10.10 Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

                    10.11 Binding Effect. Regardless of which party prepared or communicated this Agreement, this Agreement shall be of binding effect between Assignee and Assignor only upon its execution by an authorized representative of each such party.



                                      11.

                    10.12 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

                    10.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

                    10.14 Further Assurances. Assignee and Assignor shall make, execute, and deliver such documents and undertake such other and further acts as may be reasonably necessary to carry out the intent of the parties hereto.

                    10.15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                    10.16 Entire Agreement. This Agreement embodies the entire agreement between Assignee and Assignor in connection with this transaction. This Agreement cannot be modified except in writing signed by all parties.

                    10.17 Waiver of Jury Trial. Assignor and Assignee each waive trial by jury in any action or other proceeding (including counterclaims), whether at law or equity, brought by Assignor or Assignee against the other on matters arising out of or in any way related to or connected with this Agreement or any transaction contemplated by, or the relationship between Assignor and Assignee, or any action or inaction by any party under this Agreement.



                  (Remainder of Page Intentionally Left Blank)


                                      12.

               IN WITNESS WHEREOF, Assignee and Assignor have executed and delivered this Agreement as of the Effective Date.

                                        "Assignor"

                                        LOCKHEED MARTIN CORPORATION,
                                        a Maryland corporation



                                        By: ____________________________________
                                        Print Name:_____________________________
                                        Its:____________________________________



                                        "Assignee"

                                        NETWORK APPLIANCE, INC., a California
                                        corporation

                                        By:_____________________________________
                                        Name:___________________________________
                                        Its:____________________________________



                                      13.

Landlord hereby consents to Assignor entering into the foregoing Agreement of Assignment of Lease, subject to the following conditions: (a) no assignment of the Lease or other transfer of any of Assignor's rights or interest therein or thereunder shall be consummated or effective unless and until the closing of the sale of the fee interest in the Real Property (the "Sale Closing") shall have occurred pursuant to the Real Property Purchase Agreement, and (b) on or prior to the Sale Closing, Assignor and Assignee shall have executed and delivered to Landlord a General Release substantially in the form attached as an exhibit to the Real Property Purchase Agreement. Nothing in this consent or in the Real Property Purchase Agreement shall be construed as conferring upon Assignor or any other third party any rights under the Real Property Purchase Agreement. Neither Assignor nor any third party is intended to be a third-party beneficiary under the Real Property Purchase Agreement.


TRINET ESSENTIAL FACILITIES XII, INC.,
a Maryland corporation


By:___________________________________
Print Name:___________________________
Its:__________________________________
Date:  September 3, 1999




                                      14.

                                    EXHIBIT A

                        CONSENT AND ESTOPPEL CERTIFICATE

                                                Date:  ________________, 19____.

____________________
____________________
____________________
____________________


       Re:    Lease dated ________________ ("Lease") between
              ____________________________________ ("Tenant") and
              ______________________________ ("Landlord"); Leased Premises:
              _______________________ square feet in Suite/Floor ______ ("Leased
              Premises")________________________________________________________

Ladies and Gentlemen:

               The undersigned, as Landlord under the above-referenced Lease, hereby represents, warrants and certifies to __________ ("Assignee") the truth and accuracy of the foregoing descriptions and the following statements:

               1. Attached hereto as Schedule 1 is a complete, true and correct copy of the Lease and, except as identified to Assignee in writing and attached hereto together with the Lease, there are no modifications, amendments, supplements or understandings, oral or written, amending, supplementing or changing the terms of the Lease.

               2. The Lease is in full force and effect.

               3. To the actual knowledge of Landlord, (a) there is no default under the Lease on the part of Tenant or Landlord, and (b) there are no existing conditions which upon giving notice or lapse of time or both would constitute a default under the Lease.

               4. Landlord has no claim against Tenant for any security, rental, cleaning or other deposits, except for a security deposit under the Lease in the amount of $______.

               5. Landlord has not entered into any assignment or other agreement transferring any of its interest in the Lease or the Leased Premises other than that certain Purchase Agreement executed by Landlord and Assignee.

               6. There has not been filed by or against Landlord a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Landlord.

                                    EXHIBIT A
                                       A-1.

               This Estoppel Certificate is made to Assignee in connection with the prospective purchase by Assignee of the Tenant's interest in the Lease. This Estoppel Certificate may be relied on by Assignee in connection with such purchase.

                                    Very truly yours,

                                    "Landlord"

                                    ___________________________________

                                    By:________________________________
                                    Its:_______________________________


                                    EXHIBIT A
                                       A-2.

                                    EXHIBIT B

                               ASSIGNMENT OF LEASE


               This ASSIGNMENT OF LEASE ("Assignment") is entered into this ___ day of _______________, 1999 (the "Effective Date"), by and between LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Assignor"), NETWORK APPLIANCE, INC., a California corporation ("Assignee"), and ________________________, a _____________ _______________________ ("Landlord").


                                    RECITALS

               A. Assignor, as tenant, and Landlord, as landlord, are now parties to that certain ___________________ ____________________________, dated
________________ (the "Lease"), pursuant to which Assignor leases from Landlord approximately 175,000 square feet of space located at 1260 Crossman Avenue, Sunnyvale, California and more particularly described in the Lease. The Lease is attached hereto as Exhibit A and incorporated herein by this reference.

               B. Assignor desires to assign the Lease to Assignee, and Assignee desires to accept the assignment of the Lease on the terms and conditions set forth herein.


               NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

               1. ASSIGNMENT. As of the Effective Date, Assignor assigns and transfers to Assignee , without reservation, all of Assignor's right, title and interest in and to the Lease, and Assignee hereby accepts the assignment in accordance with the terms of this Agreement.

               2. ASSUMPTION. As of the Effective Date, Assignee shall assume and be bound by all of Assignor's right, title, interest, obligations and liabilities as tenant under the terms of the Lease.

               3. CONSIDERATION. As consideration for the assignment of the Lease from Assignor to Assignee, Assignee shall pay to Assignor on or before the Effective Date, the sum of Ten Million and No/100 Dollars ($10,000,000.00).

               4. SUCCESSORS. This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors-in-interest, and assigns.

                                    EXHIBIT B
                                      B-1.

               5. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but when taken together shall constitute one entire agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.


                                   "Assignor"

                                   LOCKHEED MARTIN CORPORATION,
                                   a Maryland corporation

                                   By:__________________________________
                                   Print Name:__________________________
                                   Title:_______________________________


                                   "Assignee"

                                   NETWORK APPLIANCE, INC.,
                                   a California corporation


                                   By:__________________________________
                                   Print Name:__________________________
                                   Title:_______________________________



                                   EXHIBIT B
                                      B-2.

                                   Schedule 1
                                      LEASE




                                   EXHIBIT B
                                      B-3.

                                    EXHIBIT C

                                  BILL OF SALE

               For valuable consideration, receipt of which is acknowledged, ___________________________, a _______________ ("Assignor") grants, sells, transfers and assigns to _______________________________________________________
("Assignee") all of the Personal Property and Due Diligence Materials described in that certain Agreement of Assignment of Lease (the "Agreement") dated ____________, 19___ entered into by and between Assignor and Assignee, including, without limitation, that certain Personal Property described in
Schedule 1 attached hereto.

               Assignor hereby covenants with, and warrants to, Assignee that Assignor is the lawful owner of the Personal Property and Due Diligence Materials, and that the Personal Property and Due Diligence Materials are free from the rights and claims of others, including any leases, financing agreements and/or encumbrances.

               IN WITNESS WHEREOF, Assignor has executed this Bill of Sale this _______ day of ________, 19____.


                                        ____________________________________

                                        By:_________________________________
                                            Title:__________________________


                                    EXHIBIT C
                                       C-1.

                                    EXHIBIT D

                        ASSIGNMENT OF INTANGIBLE PROPERTY

               FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, ___________________, a _______________________ ("Assignor"), hereby assigns, transfers and conveys to
_______________________________ ("Assignee"), all of Assignor's right, title and interest in and to the Intangible Property, as that term is defined in that certain Agreement of Assignment of Lease (the "Agreement") dated ___________, 19___ entered into by and between Assignor, as Assignor, and Assignee, as Assignee; provided, however, such Intangible Property shall only include those Service Contracts more particularly described in Schedule 1 attached hereto (hereinafter referred to as the "Assigned Contracts").

               Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor's obligations as obligor under the Assigned Contracts. Assignee also agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period after Closing.

               Assignor hereby covenants and warrants that it has performed all of the obligations to be performed by Assignor pursuant to and in accordance with, or with respect to, the Assigned Contracts and agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period prior to Closing, including the date of Closing.

               Assignor hereby covenants with, and warrants to, Assignee that Assignor is the lawful owner of the Intangible Property and that the Intangible Property is free from the rights and claims of others, including any leases, financing agreements and/or encumbrances.

               This Assignment of Intangible Property is given pursuant to the Agreement.

               IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Intangible Property as of ______________, 199__.

_____________________________                 __________________________________

By:__________________________                 By:_______________________________
    Title:___________________                     Title:________________________


                                    EXHIBIT D
                                       D-1.

                                    EXHIBIT E

                               CLOSING CERTIFICATE

               This Closing Certificate is made and delivered by the undersigned Assignor with reference to that certain Agreement of Assignment of Lease, dated _______________, 199__, ("Agreement") between Assignor and
________________________________ ("Assignee").

               Assignor hereby restates and reaffirms its representations and warranties set forth in Section 6.2 of the Agreement with full force and affect as if set forth fully herein and made and delivered on the date hereof without any exception or qualification.

                                       "Assignor"

                                       _____________________________________

                                       By___________________________________

                                         Its________________________________

                                       Dated: ________________________, 1999



                                    EXHIBIT E
                                       E-1.

                                    EXHIBIT F

                                ACCESS AGREEMENT

               This Access Agreement ("Agreement"), grants to NETWORK APPLIANCE, INC., a California corporation and its agents, consultants and experts (hereinafter collectively "Permittee") the right to enter the real property commonly known as 495 Java Drive, Sunnyvale, California (the "Property") and perform the activities described below.

                                    RECITALS

        A. The Property is occupied by Lockheed Martin Corporation, a Maryland corporation ("LMC"), and owned by TriNet Essential Facilities XII, Inc., a Maryland corporation ("TriNet").

        B. In order for Permittee to perform due diligence for the purpose of purchasing the Property, Permittee seeks to gain access to the Property for the purpose of performing inspections and investigations, including, but not limited to, an environmental assessment, structural and soils tests, roof sampling, and the preparation of a survey of the Property (collectively, the "Work").

                                    AGREEMENT

               Subject to the limitations and conditions set forth below, LMC grants to Permittee, as of the date of mutual execution hereof, the right to enter onto the Property for the limited purposes set forth below:

        1. This Agreement authorizes Permittee to perform the Work as described above, at Permittee's expense, on the Property subject to the terms and conditions set forth herein. Permittee will notify LMC and TriNet forty-eight
(48) hours in advance of when Permittee intends to perform Work on the Property. Permittee will provide LMC and TriNet with a work plan describing the task to be performed on the Property in advance of the commencement of Work. Permittee shall not drill boreholes or wells without first obtaining the consent of representatives of LMC and TriNet as to the precise location of the boreholes and wells, which consent shall not be unreasonably withheld or delayed. Permittee shall contact John Macchi of LMC at (408) 734-6115 and James Pierre of TriNet at (415) 391-4300 to obtain consent for boreholes and wells.

        2. The commencement date of this Agreement shall be the date on which it is fully executed by the parties hereto.

        3. Prior to commencement of the Work, Permittee shall obtain from any City, County or other local, state or federal authority having jurisdiction over any aspect of the Work, all required permits, authorizations, and approvals. All Work performed by Permittee pursuant to this Agreement shall be completed in compliance with all applicable codes, ordinances, laws,

                                    EXHIBIT F
                                       F-1.

regulations and orders, and in a workmanlike and professional manner, and so as not to unreasonably disturb LMC as occupant of the Property.

        4. If Permittee drills through any impervious layer of material between distinct groundwater bearing zones, it shall close the borehole or complete the wells in an appropriate manner. Removal and disposal of soil, drilling mud, extracted groundwater, and any other materials or wastes from the Property generated by Permittee shall be the responsibility of Permittee, and such removal and disposal shall be completed by Permittee promptly upon completion of drilling activities and groundwater sampling, but in no event later than fifteen
(15) days after the completion of drilling activities and groundwater sampling. If access to LMC's facilities, including parking, will be obstructed during or after drilling, sampling or surveying activities, Permittee shall obtain prior approval from LMC to conduct such activities, which approval shall not be unreasonably withheld or delayed. If requested by LMC or TriNet, Permittee shall provide LMC and/or TriNet with split samples from the boreholes immediately upon collection of the samples, and thereafter shall not be responsible for maintaining the integrity of the split sample.

        5. Permittee shall make available to and send to LMC and TriNet any and all test results Permittee gathers within fifteen (15) days from the date of completion of such testing or surveying. Permittee shall not release or disclose any test results to any third party unless (i) Permittee has received written approval from LMC and TriNet as to the release or disclosure of such information, (ii) Permittee is required by law to release or disclose such information, or (iii) such test results are released to Permittee's agents, lawyers, experts or consultants in order to ascertain the impact thereof. Copies of all test results and surveys shall be sent to LMC and TriNet at the following respective addresses:

                           LOCKHEED MARTIN CORPORATION
                            c/o LMC Properties, Inc.
                      100 South Charles Street, Suite 1400
                               Baltimore, MD 21220
                           Attn: Ms. Terri E. Beattie
                            Telephone: (410) 468-1007
                            Facsimile: (410) 468-1079


                       TRINET CORPORATE REALTY TRUST, INC.
                       One Embarcadero Center, Suite 3300
                             San Francisco, CA 94111
                           Attention: Mr. James Pierre

        6. All work performed by Permittee under this Agreement shall be performed by Permittee at its expense.

        7. Permittee certifies that it has a policy or policies of comprehensive liability insurance with respect to its activities permitted under this Agreement as well as those of its experts and consultants, that provide personal and broad form property damage coverage for not

                                    EXHIBIT F
                                       F-2.

less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage liability. The insurance carried pursuant to this Agreement shall name LMC and TriNet as an additional insured. Permittee shall send to LMC and TriNet a Certificate of Insurance evidencing insurance coverage required by this Section 7 prior to access by Permittee to the Property.

        8. Permittee hereby assumes responsibility and liability for and shall indemnify, defend and hold harmless LMC and TriNet for any and all costs, claims, liabilities, losses, damages for expenses (including without limitation attorney's fees and costs) resulting from the work performed on the Property pursuant to this Agreement by Permittee or by any other person or Persons performing such services for Permittee. The foregoing obligation shall survive termination of this Agreement.

        9. The Permittee shall be responsible, at Permittee's sole expense, for repairing any damage caused to the Property by Permittee as a result of the Work or Permittee's access to the Property. All repairs shall be made promptly upon completion of the Work.

        10. The authorization granted herein to Permittee to enter onto the Property shall terminate upon completion of the Work and the Work repairs unless this Agreement is extended by mutual consent of the parties.

        11. The access granted herein is exclusive to Permittee and is not assignable.

                  (Remainder of Page Intentionally Left Blank)


                                    EXHIBIT F
                                       F-3.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date written below.

PERMITTEE                                LMC
NETWORK APPLIANCE, INC.,                 LOCKHEED MARTIN CORPORATION,
a California corporation                 a Maryland corporation



By: ________________________________     By: _________________________________
Name:_______________________________     Name:________________________________
Title:______________________________     Title:_______________________________

Date:_______________________________     Date:________________________________

TRINET

TRINET ESSENTIAL FACILITIES XII, INC.,
a Maryland corporation


By: ________________________________
Name:_______________________________
Title:______________________________

Date:_______________________________



                                   EXHIBIT F
                                       F-4.